UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2005

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendment to Articles of Incorporation or Bylaws

Effective May 21, 2005, Article IV, Section 1 of the Bylaws of TCF Financial Corporation (the “Company”) was amended to give the Board of Directors the authority to elect a non-employee director as Chairman of the Board and also to elect a separate employee Chief Executive Officer (CEO).  There were no other changes to the Bylaws.

The Company has previously announced that William A. Cooper, current Chairman and CEO, will retire from his CEO position effective December 31, 2005, but will continue as Chairman thereafter.  Mr. Cooper has signed an agreement (previously filed) with the Company generally providing that he will continue as Chairman through January 1, 2009.  The Board of Directors has previously designated Lynn A. Nagorske, TCF President, to succeed Mr. Cooper as CEO.  The Board of Directors action on May 21, 2005 separates the positions of Chairman and CEO effective upon Mr. Cooper’s retirement.

Item 8.01       Other Events.

Effective May 21, 2005, the Board of Directors of the Company authorized another program for the repurchase of up to five percent of the Company’s outstanding common stock, or 6.7 million shares, through open market or privately negotiated transactions.  This program is in addition to the existing program for repurchasing shares announced in July 2003.  The repurchased shares will become treasury shares.  Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated May 26, 2005.

Item 9.01       Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description

3(b)(1)#	Amendment to Bylaws of TCF Financial Corporation

99.1#	Press Release dated May 26, 2005

# Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske President

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    May 26, 2005